DIREXION SHARES ETF TRUST
DISTRIBUTION PLAN

WHEREAS, the Direxion Shares ETF Trust (the “Trust”) is engaged in business as an exchange-traded fund and is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Trust, on behalf of its one or more designated series presently existing or hereafter established (hereinafter referred to as “Funds”), desires to adopt a Distribution Plan pursuant to Rule l2b-1 under the 1940 Act and the Board of Trustees of the Trust has determined that there is a reasonable likelihood that adoption of this Distribution Plan will benefit the Funds and their shareholders; and

WHEREAS, the Trust employs a registered broker-dealer as distributor of the securities of which it is the issuer (“Distributor”);

NOW, THEREFORE, the Trust, with respect to the shares of its Funds, hereby adopts this Distribution Plan (the “Plan”) in accordance with Rule l2b-1 under the 1940 Act on the following terms and conditions:

1.           Payment of Fees.  The Trust is authorized to pay to the Distributor and/or other parties (which need not be registered broker-dealers) distribution and/or service fees for each Fund listed on Schedule A of this Plan, as such schedule may be amended from time to time, on an annualized basis, at such rates as shall be determined from time to time by the Board of Trustees (“Board”) up to the maximum rates set forth in Schedule A, as such schedule may be amended from time to time.  Such fees shall be calculated and accrued daily and paid monthly or at such other intervals as shall be determined or ratified by the Board.  The distribution and service fees shall be payable by the Trust on behalf of a Fund regardless of whether those fees exceed or are less than the actual expenses incurred by the Distributor and/or other applicable parties with respect to such Fund in a particular year.

As of the end of a Fund’s fiscal year, the expenses incurred in connection with the sale and promotion of the Shares and the furnishing of services to Shareholders, as described above, may exceed the maximum annual rate determined by the Board.  Although the Fund is not permitted to pay any such excess expenses during that same fiscal year, such excess expenses may be reimbursed during any of the Fund’s subsequent three fiscal years, provided and to the extent that the current expenses plus the excess expenses do not exceed the applicable fee rate for that subsequent year.  All or any portion of such excess expenses may be reimbursed by the Fund during any one or more of the three subsequent fiscal years.

2.           Distribution and Service Expenses.  The fee authorized by Paragraph 1 of this Plan shall be paid pursuant to an appropriate agreement in payment for any activities or expenses intended to result in the sale and/or retention of Fund shares, including, but not limited to, (a) compensation paid to registered representatives of the Distributor and to participating dealers or to any other persons that have entered into agreements with the Distributor, (b) salaries and other expenses of the Distributor or other parties relating to selling or servicing efforts, including travel, communications and the provision of sales personnel, (c) expenses of organizing and conducting sales seminars, printing of prospectuses, statements of additional information and reports for other than existing shareholders, (d) preparation and distribution of advertising materials and sales literature and other marketing and sales promotion expenses, (e) distribution and/or shareholder service assistance through financial institutions and intermediaries such as banks, savings and loan associations, insurance companies and investment counselors, broker-dealers, and the affiliates and subsidiaries of the Trust’s service providers, and/or (f) ongoing services to shareholders which facilitate the continued retention of investors as shareholders of a Fund.

3.           Additional Compensation.  This Plan shall not be construed to prohibit or limit additional compensation derived from sales charges or other sources that may be paid to the Distributor pursuant to the aforementioned Distribution Agreement.

4.           Third Party Expenses.  Nothing in this Plan shall operate or be construed to limit the extent to which the Trust's investment adviser or any other person, other than the Trust, may incur costs and bear expenses associated with the distribution of Shares of beneficial interest in a Fund.  The Trust’s investment adviser and other parties may from time to time make payments to third parties out of their advisory or other fee, including payments for fees for shareholder servicing and transfer agency functions.  If such payments are deemed to be indirect financing of an activity primarily intended to result in the sale of shares issued by a Fund within the context of Rule 12b-1 under the 1940 Act, such payments shall be authorized by this Plan.

5.           Board Approval.  This Plan shall not take effect with respect to any Fund until it has been approved, together with any related agreements, by vote of a majority of both (a) the Board of Trustees and (b) those members of the Board who are not “interested persons” of the Trust, as defined in the 1940 Act, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the “Independent Trustees”), cast in person at a meeting or meetings called for the purpose of voting on this Plan and such related agreements.

6.           Renewal of Plan.  This Plan shall continue in full force and effect with respect to a Fund for successive periods of one year from its approval as set forth in Paragraphs 5 for so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in Paragraph 5.

7.           Reports.  To the extent required by the reporting requirements of Rule 12b-1, the Distributor or other appropriate party shall provide to the Board of Trustees, and the Board shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

8.           Termination.  This Plan may be terminated with respect to a Fund at any time by vote of a majority of the Independent Trustees or by a vote of a majority of the outstanding voting securities of such Fund, voting separately from any other Fund of the Trust.

9.           Amendments.  Any change to the Plan that would materially increase the distribution costs to a Fund may not be instituted unless such amendment is approved in the manner provided for Board approval in Paragraph 5 hereof and approved by a vote of at least a majority of such Fund’s outstanding voting securities, as defined in the 1940 Act, voting separately from any other Fund of the Trust.  Any other material change to the Plan may not be instituted unless such change is approved in the manner provided for initial approval in Paragraph 5 hereof.

10.           Fund Governance.  While this Plan is in effect, the Board of Trustees shall satisfy the fund governance standards as defined in Rule 0-1(a)(7) under the 1940 Act to the extent applicable.

11.           Records.  The Trust shall preserve copies of this Plan and any related agreements and all reports made pursuant to Paragraph 7 hereof for a period of not less than six years from the date of execution of this Plan, or of the agreements or of such reports, as the case may be, the first two years in an easily accessible place.

Dated:   August 13, 2008

DIREXION SHARES ETF TRUST

The maximum annualized fee rate pursuant to Paragraph 1 of the Direxion Shares ETF Trust Distribution Plan shall be as follows:

NON-LEVERAGED FUNDS

Direxion Auto Shares
Direxion Airline Shares
Direxion NASDAQ-100® Equal Weighted Index Shares
Direxion NASDAQ Volatility Index Shares
Direxion Wireless Communications Shares

1X BEAR FUNDS

Direxion Daily Corporate Bond Bear 1X Shares
Direxion Daily Developed Markets Bear 1X Shares
Direxion Daily Dow 30® Bear 1X Shares
Direxion Daily Emerging Market Bear 1X Shares
Direxion Daily Large Cap Bear 1X Shares
Direxion Daily Small Cap Bear 1X Shares
Direxion Daily Total Market Bear 1X Shares

LEVERAGED FUNDS

Direxion Daily 2-Year Treasury Bull 3X Shares	Direxion Daily 2-Year Treasury Bear 3X Shares
Direxion Daily 5-Year Treasury Bull 3X Shares	Direxion Daily 5-Year Treasury Bear 3X Shares
Direxion Daily 7-10 Year Treasury Bull 3X Shares	Direxion Daily 7-10 Year Treasury Bear 3X Shares
Direxion Daily 20+ Year Treasury Bull 3X Shares	Direxion Daily 20+ Year Treasury Bear 3X Shares
Direxion Daily Agribusiness Bull 3X Shares	Direxion Daily Agribusiness Bear 3X Shares
Direxion Daily Basic Materials Bull 3X Shares	Direxion Daily Basic Materials Bear 3X Shares
Direxion Daily Brazil Bull 3X Shares	Direxion Daily Brazil Bear 3X Shares
Direxion Daily BRIC Bull 2X Shares	Direxion Daily BRIC Bear 2X Shares
Direxion Daily Canada Bull 3X Shares	Direxion Daily Canada Bear 3X Shares
Direxion Daily China Bull 3X Shares	Direxion Daily China Bear 3X Shares
Direxion Daily Clean Energy Bull 3X Shares	Direxion Daily Clean Energy Bear 3X Shares
Direxion Daily Commodity Related Bull 3X Shares	Direxion Daily Commodity Related Bear 3X Shares
Direxion Daily Consumer Discretionary Bull 3X Shares	Direxion Daily Consumer Discretionary Bear 3X Shares

Direxion Daily Consumer Staples Bull 3X Shares	Direxion Daily Consumer Staples Bear 3X Shares
Direxion Daily Corporate Bond Bull 3X Shares	Direxion Daily Corporate Bond Bear 3X Shares
Direxion Daily Developed Markets Bull 3X Shares	Direxion Daily Developed Markets Bear 3X Shares
Direxion Daily Emerging Markets Bull 3X Shares	Direxion Daily Emerging Markets Bear 3X Shares
Direxion Daily Energy Bull 3X Shares	Direxion Daily Energy Bear 3X Shares
Direxion Daily Financial Bull 3X Shares	Direxion Daily Financial Bear 3X Shares
Direxion Daily Global Infrastructure Bull 3X Shares	Direxion Daily Global Infrastructure Bear 3X Shares
Direxion Daily Gold Miners Bull 2X Shares	Direxion Daily Gold Miners Bear 2X Shares
Direxion Daily Healthcare Bull 3X Shares	Direxion Daily Healthcare Bear 3X Shares
Direxion Daily High Yield Bull 3X Shares	Direxion Daily High Yield Bear 3X Shares
Direxion Daily Homebuilders Bull 3X Shares	Direxion Daily Homebuilders Bear 3X Shares
Direxion Daily Home Construction Bull 2X Shares	Direxion Daily Home Construction Bear 2X Shares
Direxion Daily India Bull 2X Shares	Direxion Daily India Bear 2X Shares
Direxion Daily Indonesia Bull 3X Shares	Direxion Daily Indonesia Bear 3X Shares
Direxion Daily Large Cap Bull 3X Shares	Direxion Daily Large Cap Bear 3X Shares
Direxion Daily Large Cap Growth Bull 3X Shares	Direxion Daily Large Cap Growth Bear 3X Shares
Direxion Daily Large Cap Value Bull 3X Shares	Direxion Daily Large Cap Value Bear 3X Shares
Direxion Daily Latin America Bull 3X Shares	Direxion Daily Latin America Bear 3X Shares
Direxion Daily Malaysia Bull 3X Shares	Direxion Daily Malaysia Bear 3X Shares
Direxion Daily Mid Cap Bull 3X Shares	Direxion Daily Mid Cap Bear 3X Shares
Direxion Daily Municipal Bond Bull 3X Shares	Direxion Daily Municipal Bond Bear 3X Shares
Direxion Daily Natural Gas Related Bull 2X Shares	Direxion Daily Natural Gas Related Bear 2X Shares
Direxion Daily Real Estate Bull 3X Shares	Direxion Daily Real Estate Bear 3X Shares
Direxion Daily Regional Banks Bull 3X Shares	Direxion Daily Regional Banks Bear 3X Shares
Direxion Daily Retail Bull 2X Shares	Direxion Daily Retail Bear 2X Shares
Direxion Daily Russia Bull 3X Shares	Direxion Daily Russia Bear 3X Shares
Direxion Daily S&P 500 Bull 3X Shares	Direxion Daily S&P 500 Bear 3X Shares
Direxion Daily Semiconductor Bull 3X Shares	Direxion Daily Semiconductor Bear 3X Shares
Direxion Daily Small Cap Bull 3X Shares	Direxion Daily Small Cap Bear 3X Shares

Direxion Daily South Korea Bull 3X Shares	Direxion Daily South Korea Bear 3X Shares
Direxion Daily Taiwan Bull 3X Shares	Direxion Daily Taiwan Bear 3X Shares
Direxion Daily Technology Bull 3X Shares	Direxion Daily Technology Bear 3X Shares
Direxion Daily Thailand Bull 3X Shares	Direxion Daily Thailand Bear 3X Shares
Direxion Daily TIPs Bull 3X Shares	Direxion Daily TIPs Bear 3X Shares
Direxion Daily Total Bond Market Bull 3X Shares	Direxion Daily Total Bond Market Bear 3X Shares
Direxion Daily Total Market Bull 3X Shares	Direxion Daily Total Market Bear 3X Shares
Direxion Daily Utilities Bull 3X Shares	Direxion Daily Utilities Bear 3X Shares
Direxion Daily Water Bull 3X Shares	Direxion Daily Water Bear 3X Shares
Direxion Daily Wind Energy Bull 3X Shares	Direxion Daily Wind Energy Bear 3X Shares

Up to 0.25% of average daily net assets.

Dated:  November 23, 2010